UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 20, 2005

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Artemis International Solutions Corporation (the “Company”), which will be held at the Company’s corporate headquarters located at 4041 MacArthur Boulevard, Suite 401, Newport Beach, CA 92660, on July 27, 2005, at 10:00 a.m., local time. We look forward to greeting as many of our stockholders as possible.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other information concerning the Company that you should be aware of when you vote your shares.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Stockholders of record can vote their shares by marking your votes on the enclosed proxy card, signing, dating and mailing the proxy card in the enclosed envelope. If you decide to attend the Annual Meeting and vote in person, you may then withdraw your proxy.

On behalf of the Board of Directors and the employees of Artemis International Solutions Corporation, I would like to express my appreciation for your continued interest in the affairs of the Company.

Sincerely,

/s/ Patrick Ternier
Patrick Ternier
President and Chief Executive Officer

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION
4041 MACARTHUR BOULEVARD
SUITE 401
NEWPORT BEACH, CA 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON July 27, 2005

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the “Annual Meeting”) of Artemis International Solutions Corporation (the “Company”), a Delaware corporation, will be held at the Company’s corporate headquarters located at 4041 MacArthur Boulevard, Suite 401, Newport Beach, CA 92660 on July 27, 2005, at 10:00 a.m. local time, to consider the following matters described in the accompanying Proxy Statement:

1. To re-elect the Class II  directors;

2. To ratify the selection of Independent Accountants; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which contains the Company’s consolidated financial statements, is available upon request.

The Board of Directors has fixed the close of business on June 10, 2005, as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at the office of the Secretary of the Company, 4041 MacArthur Boulevard, Suite 401, Newport Beach, California 92660, for a period of ten days prior to the Annual Meeting. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

/s/ CHARLES SAVONI
Charles Savoni,
Secretary

Newport Beach, California

Dated: June 20, 2005

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION
4041 MACARTHUR BOULEVARD
SUITE 401
NEWPORT BEACH, CA 92660

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO
BE HELD ON July 27, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Artemis International Solutions Corporation, a Delaware corporation (referred to throughout this Proxy Statement as “Artemis International,” the “Company,” “we,” “our” or “us”) for use at the Company’s Annual Meeting of Stockholders to be held on July 27, 2005 (the “Annual Meeting”) at 10:00 a.m., local time, at the Company’s corporate headquarters located at 4041 MacArthur Boulevard, Suite 401, Newport Beach, CA 92660 and at any adjournment thereof. This Proxy Statement and the accompanying proxy are being mailed to our stockholders on or about June 20, 2005.

THE PROXY

The Company’s Board of Directors (the “Board”) has selected and named as proxyholders, Robert Stefanovich and Charles Savoni. Mr. Stefanovich and Mr. Savoni are both executive officers of the Company. Mr. Stefanovich is Executive Vice President and Chief Financial Officer.  Mr. Savoni is Senior Vice President, General Counsel and Secretary.

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the common stock, $.001 par value (the “Common Stock”) of the Company represented by the proxy will be voted both for the re-election of the Class II directors and for the ratification of the selection of Independent Accountants, as named in the Proxy Statement, and will also be voted with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. The Company does not currently know of any other such business to be conducted at the Annual Meeting. An executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect a stockholder’s right to vote in person should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person.

VOTING AT THE ANNUAL MEETING

Only holders of record at the close of business on June 10, 2005 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.  On the Record Date, the Company had issued and outstanding  10,817,079 shares of Common Stock and 4,090,909 shares of Series A Convertible Preferred Stock, $.001 par value.

The holders of the Common Stock are entitled to one vote per share on all matters to be voted on at the Annual Meeting.  The holders of the Series A Preferred Stock are entitled to one vote per share on all matters to be voted upon at the Annual Meeting, on an “as converted” basis, voting together with the holders of the Common Stock.  The Company’s Bylaws do not provide for cumulative voting by stockholders.

At the Annual Meeting, when the Series A Preferred Stock votes together with the Common Stock as one class, all such shares would represent an aggregate of 14,907,988 votes.

The holders of a majority of the Company’s outstanding voting securities, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (also referred to as withheld votes), the Company believes that abstentions should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business. With respect to broker nominee votes, the Delaware Supreme Court has held that broker nominee votes may be counted as present or represented for purposes of determining the presence of a quorum. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a vote against such proposals.

SOLICITATION

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

At the Annual Meeting, three individuals are to be elected to hold office until their term expires and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The election of the Company’s directors requires a plurality of the votes cast in person or by proxy at the meeting. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION OF EACH NOMINEE AS A CLASS II DIRECTOR. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR THE RE-ELECTION OF THE THREE NOMINEES AS CLASS II DIRECTORS AS DESCRIBED BELOW.

The following table sets forth the names and ages as of June 30, 2005, and positions of directors and the nominees, as well as the committees that the director is or the nominee shall be a member of, and their respective class of director. A summary of the background and experience of each of these individuals is set forth after the table.

NAME	AGE	POSITION	COMMITTEE	DIRECTOR

Nominees

Pekka Pere	48	Director		Class II
Olof Odman	61	Director	Audit, Compensation and Nominating	Class II
Bengt-Ake Algevik	55	Director		Class II

Continuing Directors

Steve Yager	51	Chairman of the Board		Class III
Mike Murphy	47	Director	Audit and Compensation	Class III
Joseph Liemandt	36	Director	Compensation and Nominating	Class I
David Cairns	59	Director	Audit and Nominating	Class I

Artemis International’s Certificate of Incorporation and Bylaws provide for the Board of Directors to be divided into three classes, with each class to be as nearly equal in number of directors as possible. The term of each class of director should expire in a year that is different than either of the other two respective classes of directors.  In this regard, Messrs. Pere, Odman and Algevik are the current Class II directors, the term for which expires in 2005, and are the director nominees up for re-election at the Annual Meeting.  They shall continue to comprise the Class II directors, serving from 2005 - 2008, if re-elected.  Messrs. Liemandt and Cairns comprise the Class I directors, and are continuing to serve through 2007.  Messrs. Yager and Murphy comprise the Class III directors, and are continuing to serve through 2006.

Each nominee has consented to being named in this Proxy Statement and to serve if re-elected. If, prior to the Annual Meeting, any nominee should become unavailable to serve, the voting securities of the Company, represented by a properly executed and returned proxy, will be voted for such additional person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with the Company’s Certificate of Incorporation and Bylaws.

Certain information regarding each director, including both nominee and continuing directors, is set forth below, including such individual’s principal occupation, a brief account of such individual’s recent business experience and other directorships currently held.

NOMINEES

MR. PERE was elected a director of the Company in July 2001. He has been President and Chief Executive Officer of Proha Plc since 1984 and is also the founder of Proha Plc. Mr. Pere is also the Chairman of the Board of Directors of the Federation

of the Finnish Information Industries. In addition, Mr. Pere is a member of the Board of Directors of the Confederation of Finnish Industries, and is either a board member or the chairman of several other information technology related companies.  Mr. Pere was Chairman of the Board of Directors of Proha Plc from 1984 until 1999, where he has since remained a board member.

MR. ODMAN was elected a director of the Company in July 2001. Since December 1999, he has been a member of the Board of Directors of Proha Plc., and is currently Chairman of the Proha Plc Board of Directors. Mr. Odman is also Chairman of the Board of Directors of Swedish public companies, Jeeves Information System AB and LightLab AB.  In addition, Mr. Odman is Chairman of the Board of Directors of Safran AS, Norway, LightLab Asia Corp, Taiwan, Transaction Network Services AB, Sweden, Cobnet AB, Sweden, Kyssinge Golf AB, Sweden and Golf de Pierpoint, Belgium. Mr. Odman is also a board member of Dovre AS, Norway and Bright Europe AB, Sweden.

MR. ALGEVIK was elected a director of the Company on June 16, 2004. Mr. Algevik is the President of Algevik Management AB, a management-consulting firm and has served in that capacity since September 2000. Prior to founding Algevik Management AB, beginning in May 1997, he was the CEO of SYSteam AB, comprised of 900 consultants providing IT-based solutions to mid-sized companies.  Since 1995, Mr. Algevik has also been a board member of the Swedish public company, Jeeves Information System AB.

CONTINUING DIRECTORS

MR. YAGER was elected as a director of the Company in July 2001 and was its Chief Executive Officer and President from August 2001 to January 2002. In January 2002, he became a Vice Chairman of the Board. On April 14, 2003, Mr. Yager was elected as Chairman of the Board. From March 1, 2002 to the present, Mr. Yager has served as Managing Director, Mergers & Acquisitions, for Gores Technology Group. Prior to joining the Company in August 2001, Mr. Yager served for four years as President and CEO of Artemis International Corporation, which combined with OPUS360 Corporation in July 2001 to form Artemis International Solutions Corporation.

MR. LIEMANDT is the President, CEO, and Chairman of the Board of Directors of Trilogy, Inc. He founded Trilogy, a leading provider of industry-specific enterprise software, in 1989. Mr. Liemandt also holds other management and board positions in various privately held Trilogy-controlled entities.

MR. MURPHY was elected a director of the Company on March 17, 2003. Mr. Murphy is currently the CEO of InQuira, Inc., and has served in that capacity since January 2001.  Prior to joining InQuira, Mr. Murphy served as an executive at Cambridge Technology Partners (“CTP”), where he was in charge of the Western Region. Mr. Murphy later oversaw the sales, marketing, alliances and partner programs of CTP.

MR. CAIRNS was elected a director of the Company on November 30, 2004.  Since April, 2003, Mr. Cairns has been the CEO and a board member of Global Logistics Technologies Inc., a US headquartered supply-chain software company. He has also served as non executive Chairman of Prism Technologies Ltd., a UK software infrastructure company since 2001.  Mr. Cairns was appointed to the board of Shiwana Inc. (a US company operating in the software and telecoms sector) in July 2004 and chairs the Audit Committee. Previously, Mr. Cairns was Chief Executive of Martlet Venture Management Limited, a Canadian venture capital company from 1996 through 2000. Mr. Cairns holds an MBA from Cranfield University and is a Fellow of the Chartered Institute of Management Accountants (UK).

DIRECTORS’ FEES AND OPTIONS

Prior to 2004, no fees were paid to any members of the Board.  Effective January 1, 2004, each non-employee director shall receive a retainer of $15,000 per year, provided they attend at least 60% of the Board meetings held each year.  Each non-employee director who is also a member of the Audit, Compensation and/or Nominating Committees shall receive $5,000 per year for their service on each respective committee, provided they each attend at least 60% of their respective committee meetings held each year. The Board of Directors may decide, at its discretion, to defer such cash payments based on the Company’s performance and financial condition.  In addition, the Company shall reimburse all reasonable travel and other expenses incurred by its directors in fulfilling their duties as directors and/or committee members.

The following table sets forth the individual grants of stock options made by the Company in 2004 through June 20, 2005 to each of the listed directors.  Annual fees are also listed, pertaining to Board anniversary dates as well as committee anniversary dates, if applicable.

NAME	NUMBER OF SHARES	EXERCISE PRICE	DATE OF GRANT	ANNUAL FEES	BOARD &/OR COMMITTEE

Bengt-Ake Algevik	15,000	$1.95	6/16/2004	$15,000	Board Member
Bengt-Ake Algevik	7,500	$3.87	6/16/2005	$15,000	Board Member
David Cairns	15,000	$1.95	11/30/2004	$15,000	Board Member
David Cairns	3,500	$1.95	11/30/2004	$5,000	Audit Committee
David Cairns	3,500	$1.95	11/30/2004	$5,000	Nominating Committee
Mike Murphy	15,000	$1.65	2/24/2004	$15,000	Board Member
Mike Murphy	3,500	$1.65	2/24/2004	$5,000	Audit Committee
Mike Murphy	3,500	$2.05	9/10/2004	$5,000	Compensation Committee
Mike Murphy	3,500	$2.70	2/24/2005	$5,000	Audit Committee
Mike Murphy	7,500	$2.70	3/17/2005	$15,000	Board Member
Joseph Liemandt	15,000	$1.95	6/16/2004	$15,000	Board Member
Joseph Liemandt	3,500	$1.95	6/16/2004	$5,000	Nominating Committee
Joseph Liemandt	3,500	$2.05	9/10/2004	$5,000	Compensation Committee
Joseph Liemandt	7,500	$3.87	6/16/2005	$15,000	Board Member
Joseph Liemandt	3,500	$3.87	6/16/2005	$5,000	Nominating Committee
Pekka Pere	7,500	$1.65	2/24/2004	$15,000	Board Member
Pekka Pere	7,500	$2.95	2/17/2005	$—	Board Member
Olof Odman	7,500	$1.65	2/24/2004	$15,000	Board Member
Olof Odman	3,500	$1.65	2/24/2004	$5,000	Audit Committee
Olof Odman	3,500	$1.65	2/24/2004	$5,000	Compensation Committee
Olof Odman	3,500	$1.95	6/16/2004	$5,000	Nominating Committee
Olof Odman	7,500	$2.95	2/17/2005	$—	Board Member
Olof Odman	3,500	$2.70	2/24/2005	$5,000	Audit Committee
Olof Odman	3,500	$2.70	2/24/2005	$5,000	Compensation Committee
Olof Odman	3,500	$3.87	6/16/2005	$5,000	Nominating Committee
Steve Yager	7,500	$1.65	2/24/2004	$15,000	Board Member

In March 2000, the Company adopted the Artemis International Solutions Corporation 2000 Non-Employee Directors Stock Option Plan (“Non-Employee Director Plan”).  The Non-Employee Director Plan has been amended and restated, as recommended by the Company’s Board of Directors and ratified by shareholders at the 2004 Annual Meeting.  Under the Non-Employee Director Plan, each non-employee director who is elected or appointed to the Board after February 24, 2004, shall receive an initial grant of options to purchase 15,000 shares of our Common Stock at an exercise price equal to the fair market value of the common stock as of the date of his or her election or appointment.  For each non-employee director already serving on the Board as of February 24, 2004, he or she received a grant of options on February 24, 2004, to purchase 7,500 shares of our Common Stock at an exercise price equal to the fair market value of the common stock as of February 24, 2004, unless the non-employee director was provided a special initial grant greater than 7,500 shares.  Thereafter, commencing in 2005, each non-employee director shall receive a grant of options on his or her Board anniversary date to purchase up to 7,500 shares of Common Stock (without making any adjustment under the Non-Employee Director Plan or otherwise for any stock split, stock dividend or similar recapitalization event occurring on or after the date of the most current amendment and restatement of the Non-Employee Director Plan becoming effective).  (In February 2005, the Board voted to approve an additional grant to Messrs. Pere and Odman for 7,500 options each, in recognition of their long service on the Board on behalf of the Company and for equitable purposes considering the grants issued to newly elected Board members.)

With respect to directors serving on committees, under the Non-Employee Director Plan, each non-employee director who, on or after February 24, 2004, is elected or appointed as, or was already, a member of the Audit, Compensation and/or the Nominating Committee, shall receive a grant of options to purchase 3,500 shares of our Common Stock at an exercise price equal to the fair market value of the common stock as of February 24, 2004, if already so serving on any such committee, or as of any later date applicable when first becoming a member of any such committee. Thereafter, each non employee director who continues to serve on any such committee upon his or her applicable committee anniversary date shall be automatically granted an Option on such anniversary date to purchase up to 3,500 shares of Common Stock (without making any adjustment under the Non-Employee Director Plan or otherwise for any stock split, stock dividend or similar recapitalization event occurring on or after the date of the most current amendment and restatement of the Non-Employee Director Plan becoming effective).

Option grants provided under the Non-Employee Director Plan shall vest as the Board shall determine from time-to-time.  The current vesting schedules established by the Board are as follows:  (i) for an initial grant of options to purchase 15,000 shares pertaining to directors elected or appointed to the Board after February 24, 2004 - 50% of the options vest immediately upon the grant date, with the remaining 50% vesting one year later, provided that the director has attended at least 60% of the Board meetings held during the interim period; (ii) for the grant of options to purchase 7,500 shares pertaining to directors already serving on the Board as of February 24, 2004, -  100% of the options vested as of February 24, 2005, provided that the director had attended at least 60% of the Board meetings held during the preceding year; (iii) commencing in 2005, for any annual grant of options to purchase 7,500 shares pertaining to directors who reach their Board anniversary date -  100% of the options vest one year after the anniversary date, provided that the director has attended at least 60% of the Board meetings held during the interim period; and (iv) for the grant of options to purchase 3,500 shares pertaining to directors who, on or after February 24, 2004, are elected or appointed as, or were already, a member of the Audit, Compensation and/or the Nominating Committees - 100 % of the options vest one year after the applicable committee anniversary date, provided that the director remains on said committee and has attended at least 60% of the applicable committee meetings held during the interim 12-month period.

COMMUNICATING WITH THE INDEPENDENT DIRECTORS

The Board will consider written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board (if an independent director), or otherwise the Chairman of the Nominating Committee, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board or the Chairman of the Nominating Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o Corporate Secretary, Artemis International Solutions Corporation, 4041 MacArthur Boulevard, Suite 401, Newport Beach, CA 92660.

CODE OF BUSINESS CONDUCT AND ETHICS AND CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

The Company has adopted a written Code of Business Conduct and Ethics that applies to all of the Company’s employees and its directors.  The Code of Business Conduct and Ethics is augmented by an additional Code of Ethics For Senior Financial Officers, which applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and/or persons performing similar functions. The Company has posted a current copy of both codes on its website under the Corporate Governance section, which is located at http://www.aisc.com. In addition, the Company intends to post on its website all disclosures that are required by law concerning any amendments to, or waivers of, any provision of the codes.

COMMITTEES OF THE BOARD

The Company’s Board of Directors currently has three committees, the Audit Committee, the Compensation Committee, and the Nominating Committee. The Audit Committee, currently consisting of Mr. Odman, Mr. Murphy and Mr. Cairns, recommends the appointment of the independent public accountants of the Company, considers the independence of the Company’s independent public accountants, reviews and approves the scope of the annual audit and reviews the results thereof with the Company’s independent accountants. The Audit Committee also assists the Board in fulfilling its fiduciary responsibilities relating to accounting and reporting policies, practices and procedures, and reviews the continuing effectiveness of the Company’s business ethics and conflicts of interest policies. All of the members of the Audit Committee are  “independent” as defined in NASDAQ Marketplace Rule 4200(A)(15).  In addition, Mr. Cairns qualifies as being a “financial expert” for purposes of serving on the Audit Committee as defined in NASDAQ Marketplace Rule 4200(d)(2)(A). The Compensation Committee, currently consisting of Mr. Odman, Mr. Murphy and Mr. Liemandt, reviews the salaries, bonuses and stock awards proposed for the officers of the Company. The Compensation Committee is also responsible for administering the Company’s Stock Incentive Plan.

The Nominating Committee currently consists of Mr. Odman, Mr. Liemandt and Mr. Cairns.  This Committee was formed effective June 16, 2004, with Mr. Cairns joining it on December 1, 2004.  All of the members of the Nominating Committee are “independent” as defined in NASDAQ Marketplace Rule 4200(A)(15). While no formal charter for the Nominating Committee has been adopted, the Nominating Committee is responsible for overseeing the composition of the Board and its various other committees, and for recruiting and recommending candidates who are “independent” pursuant to the NASDAQ standard as referenced above for ratification by the full Board when applicable openings arise at both the Board level and within the other committees.  In addition, the Nominating Committee recommends the slate and Class of directors to be voted upon by shareholders at annual shareholder meetings.  The Nominating Committee will consider director candidates recommended by security holders.  Security holders wishing to submit any such recommendation must comply with the procedures set forth below under the heading, “Stockholder Proposals for the 2006 Annual Meeting.”  The Nominating Committee identifies and evaluates nominees for director without distinguishing between whether a security holder has recommended the candidate or someone else or some other entity has recommended the candidate.  The Nominating Committee will consider factors including, but not limited to: knowledge of the Company; knowledge of and breadth of experience in the software industry; work experience and positions held; education; and whether the candidate is “independent” as defined above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationships exist between the members of the Company’s Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. None of the members of the Compensation Committee was an officer or employee of the Company at any time during the fiscal year ended December 31, 2004.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

During the fiscal year ended December 31, 2004, the Board of Directors met on fifteen occasions. In addition, the Audit Committee met seven times, while the Nominating Committee convened on two occasions. The Compensation Committee did not convene, as two of its three members resigned early in the year, and the full Board of Directors acted in the committee’s stead. All directors attended at least 75% of the meetings held by the Board of Directors and all committees of the Board on which any such director may have served.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, the following persons did file the required reports pertaining to fiscal year ended December 31, 2004, but these persons did not file one or more of the reports on a timely basis as required by Section 16(a) of the Exchange Act, as identified below.

Name and Principal Position	Number of Late Reports
Pekka Halonen/Director(1)	1
Amos Barzilay/Director(1)	1
Ari Horowitz(1)	1
Bengt-Ake Algevik/Director	1
Olle Odman/Director	1
Pekka Pere/Director	1
Michael Murphy/Director	1
Steven Yager/Director	1
Joseph Liemandt/Director/ beneficial Stockholder	2
David Cairns	2
Patrick Ternier/Officer	1
Robert Stefanovich/Officer	1
Charles Savoni/Officer	1
Emancipation Capital, LP/ 10% Stockholder	1
Emancipation Capital, LLC/ beneficial Stockholder	1
Charles Frumberg / beneficial Stockholder	1
Trilogy Capital Holdings Corporation / 10% Stockholder (f/k/a Samuelson Investments, Inc.)	2
Trilogy, Inc./ beneficial Stockholder	2

There were no known consummated marketplace transactions nor any known failures to file a required Form during the most recent fiscal year involving the officers, directors, and/or 10% beneficial Stockholder, as identified above.

(1) No longer serving on the Board of Directors, as of November 30, 2004

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information with respect to beneficial ownership of the Company’s Common Stock as of March 31, 2005, for (i) each person known by the Company to beneficially own more than 5% of each class; (ii) each director and nominee for director; (iii) each Named Executive Officer (as defined below); and (iv) all of the Company’s executive officers and directors as a group. Except as indicated by footnote, and applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  Unless otherwise indicated, the principal address of each stockholder listed below is c/o Artemis International Solutions Corporation, 4041 MacArthur Boulevard, Suite 401, Newport Beach, CA 92660.

NAME OF BENEFICIAL OWNER	TOTAL AMOUNT OF SHARES BENEFICIALLY OWNED (1)	PERCENTAGE OF COMMON STOCK BENEFICIALLY OWNED
Proha Plc (2)	7,977,062	75%
Maapallonkuja 1 A
FIN-02210 Espoo

Emancipation Capital LP (7)	1,678,984	14%
Trilogy Capital Holdings Corporation (8) (10)	1,376,904	12%
Directors and Executive Officers
Bengt-Åke Älgevik (5)	7,500	*
David Cairns (5)	7,500	*
Joseph Liemandt (5) (8) (9)	1,384,404	*
Michael Murphy (5)	18,500	*
Olof Odman (3) (4) (5)	22,480	*
Pekka Pere (3) (4) (5)	7,992,542	*
Charles F. Savoni (5)	14,350	*
Robert Stefanovich (5)	93,333	*
Patrick Ternier (4) (5)	170,267	*
Steven Yager (4) (5)	47,500	*
All directors and executive officers as a group (10 persons) (6)	404,410	4%

*  Less than 1%

(1)           Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)           Based upon information contained in a Form 13D/A dated November 20, 2001, filed with the SEC by Proha Plc on behalf of itself and related entities, such entity owns 7,977,062 shares of common stock.

(3)           This individual also serves on the board of directors of Proha Plc.

(4)           Director or executive officer disclaims beneficial ownership of 7,977,062 shares held by Proha Plc, except to the extent of his pecuniary interests in Proha Plc.

(5)           Includes the number of shares of common stock that could be acquired within sixty days of March 31, 2005, pursuant to outstanding stock options, as follows: Mr. Odman, 22,480 shares; Mr. Pere 15,480 shares; Mr. Liemandt 7,500 shares; Mr. Murphy 18,500 shares; Mr. Algevik 7,500 shares; Mr. Cairns 7,500 shares; Mr. Yager 47,500 shares; Mr. Stefanovich 93,333 shares; Mr. Ternier 170,267 shares; Mr. Savoni 14,350 shares, and of the group 404,410 shares.

(6)           The shares beneficially owned by Proha Plc (7,977,062)  and Trilogy Capital Holdings Corpoation (1,376,904) are not included in this total as the respective directors disclaimed beneficial ownership per footnotes (4) and (9).

(7)           The principal address of Emancipation Capital LP, or EC, is 153 East 53rd Street, Suite 26B, New York, NY 10022. Emancipation Capital LLC acts as the general partner of EC and has voting and dispositive power over the securities held by EC. The managing member of Emancipation Capital LLC is Mr. Charles Frumberg. Emancipation Capital LLC and Mr. Frumberg disclaim beneficial ownership of the securities held by EC, except for their pecuniary interest therein. The total shares beneficially owned by EC of 1,678,984 includes 136,364 shares of common stock currently issuable to EC upon exercise of certain warrants that were fully vested and exerciseable on the issuance date and 152,284 shares of common stock issued upon exercise of other certain warrants.

(8)           Trilogy Capital Holdings Corporation (f/k/a Samuelson Investment Inc.) is wholly owned by Trilogy, Inc. Mr. Liemandt is Chairman of the Board, President and CEO of Trilogy, Inc.

(9)           Director disclaims beneficial ownership of 1,376,904 shares held by Trilogy Capital Holdings Corporation (f/k/a Samuelson Investment Inc.)

(10)         The total shares beneficially owned by Trilogy Capital Holdings Corporation (f/k/a Samuelson Investment Inc.) of 1,376,904, includes 113,636 shares of common stock currently issuable upon exercise of certain warrants that were fully vested and exerciseable on the issuance date and 126,904 shares of common stock issued upon exercise of other certain warrants.

COMPENSATION EXECUTIVE OFFICERS AND OTHER INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

The following table sets forth for each of the Company’s last three completed fiscal years, the compensation of the Company’s President and Chief Executive Officer (“CEO”) as of December 31, 2004, the compensation of the Company’s former President/CEO, and the two most highly compensated executive officers other than the CEO whose salary was at least $100,000 as of the same fiscal year end (collectively, the “Named Executive Officers”). As defined by the SEC’s rules, no other person was a “most highly compensated executive officer” of the Company at December 31, 2004 or during the year then ended.

SUMMARY COMPENSATION TABLE

						LONG TERM COMPENSATION
						AWARDS		PAYOUTS
							Number of
	ANNUAL COMPENSATION					Restricted	Securities	Long-Term
				Other Annual		Stock	Underlying	Incentive	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation		Awards	Options	Plan Payouts	Compensation
		($)	($)	($)		($)	(#)	($)	($)

Patrick Ternier,	2004	255,000	19,000		*	—	250,000	—	26,000
President and Chief	2003	—	—	—		—	—	—	—
Executive Officer (1)(2)	2002	—	—	—		—	—	—	—

Michael J. Rusert,	2004	26,000	6,000		*	—	—	—	273,000
Former President and	2003	273,000	25,000		*	—	—	—	—
Chief Executive Officer (3)	2002	257,000	164,000		*	—	250,000	—	—

Robert Stefanovich,	2004	193,000	7,000	—		—	120,000	—	6,000
Executive Vice President,	2003	173,000	9,000	—		—	—	—	—
Chief Financial Officer (4)	2002	68,000	36,000	—		—	20,000	—	—

Charles Savoni,	2004	155,000	4000	—		—	35,000	—	—
Senior Vice President,	2003	148,000	6,000	—		—	—	—	—
General Counsel, Secretary (5)	2002	99,000	32,000	—		—	7,000	—	—

* The value of personal benefits provided was less than the minimum amount required to be reported.

(1)   Mr. Ternier became President and Chief Executive Officer effective January 23, 2004.

(2)   Mr. Ternier was an employee prior to being appointed President and Chief Executive Officer. Mr. Ternier’s salaries for 2003 and 2002 were not related to his duties as an executive officer of the Company. In 2002 Mr. Ternier was granted 3,600 options.

(3)   Mr. Rusert was appointed to the position of President and Chief Executive Officer effective January 25, 2002. He resigned from the Company effective January 16, 2004. The payments under “All Other Compensation” were made pursuant to the Separation Agreement and Mutual Release discussed further below.

(4)   Mr. Stefanovich became Chief Financial Officer effective on September 27, 2002.

(5)   Mr. Savoni became an executive officer of the Company effective March 18, 2002.

Pursuant to the Employment Agreement in effect between the Company and Mr. Ternier, should Mr. Ternier be terminated without cause (or should he otherwise resign for a variety of reasons including but not limited to a change-in-control of the Company), then the Company would provide Mr. Ternier with severance payments over twelve months, which as of July 27, 2005, the date of the Annual Meeting, would total approximately $275,000.  Pursuant to the Employment Agreement in effect between the Company and Mr. Stefanovich, should Mr. Stefanovich be terminated without cause (or should he otherwise resign for a variety of reasons including but not limited to a change-in-control of the Company), then the Company would provide Mr. Stefanovich with severance payments over twelve months, which as of July 27, 2005, the date of the Annual Meeting, would total $200,000, as well as a continuation of medical benefits for the same twelve month period. Pursuant to the Employment Agreement currently in effect between the Company and Mr. Savoni, should Mr. Savoni be terminated without cause (or should he otherwise resign for a variety of reasons including but not limited to a change-in-control of the Company), then the Company would provide Mr. Savoni with a lump sum severance payment totaling the equivalent of nine months of his base salary, which as of July 27, 2005, the date of the Annual Meeting, would total $123,000.

Pursuant to the Separation Agreement and Mutual Release that the Company executed with Mr. Rusert effective January 22, 2004, the Company has:  (i) provided Mr. Rusert with severance payments over twelve months, for a total of $275,000 through January 2005; and (ii) paid on Mr. Rusert’s behalf the automobile lease payments for fifteen months for a total of $19,000 through April 2005.

SUMMARY OF OPTION GRANTS

The following table sets forth the individual grants of stock options made by the company during the year ended December 31, 2004, to each of the Named Executive Officers:

	INDIVIDUAL GRANTS
NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED (#)	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL YEAR (1)	PER SHARE EXERCISE PRICE ($/SH)	EXPIRATION DATE (2)	POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM (3)
					5% ($)	10% ($)

Patrick Ternier (4)	250,000	24.1%	$1.35	4/15/2014	$212,252	$537,888
Robert Stefanovich (5)	120,000	11.6%	1.35	4/15/2014	101,881	258,186
Charles Savoni (6)	35,000	3.4%	1.35	4/15/2014	29,715	75,304

(1)   Based on an aggregate of 1,038,500 options granted to directors and employees of the Company in fiscal year 2004,

including the Named Executive Officers.

(2)   Options expire ten years from grant date.

(3)   The potential realizable value is calculated based on the term of the option at its time of grant assuming that the stock price appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised on the last day of its term for the appreciated stock price.  No gain to the option holder is possible unless the stock price increases over the option term.

(4)   Mr. Ternier’s option to purchase 250,000 shares at $1.35, vests one-third on date of grant, one-third on the first anniversary of grant date and the balance on the second anniversary of grant date.

(5)   Mr. Stefanovich’s option to purchase 120,000 shares at $1.35, vests one-third on date of grant, one-third on the first anniversary of grant date and the balance on the second anniversary of grant date.

(6)   Mr. Savoni’s option to purchase 35,000 shares at $1.35, vests one-fourth on date of grant, one-fourth on the first anniversary of grant date, one-fourth on the second anniversary of grant date and the balance on the third anniversary of grant date.  All options which may vest after the grant date are contingent on the Company meeting certain financial performance goals.

All options grants presented in the above table have provisions accelerating the vesting in the event of a change in control.

SUMMARY OF OPTIONS EXERCISED

The following table sets forth information concerning exercises of stock options during the year ended December 31, 2004, by each of the Named Executive Officers and the value of in-the-money unexercised options at December 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			NUMBER OF SECURITIES	VALUE OF UNEXERCISED
	SHARES		UNDERLYING UNDEXERCISED	IN-THE-MONEY OPTIONS AT
	ACQUIRED ON	VALUE	OPTIONS AT FISCAL YEAR END	FISCAL YEAR END
NAME	EXERCISE	REALIZED	EXERCISABLE/UNEXERCISABLE	EXERCISABLE/UNEXERCISABLE
	(#)	($)	(#)	($) (1)

Patrick Ternier	0	N/A	85,735/167,865	$153,963/$301,977
Michael Rusert	0	N/A	250,000/0	412,500/0
Robert Stefanovich	0	N/A	53,333/86,667	97,333/156,667
Charles Savoni	0	N/A	13,417/27,583	24,617/51,683

(1) Value is based on the fair market value of common stock as of December 31, 2004 ($2.95) minus the exercise price.

None of our Named Executive Officers exercised any of their stock options during 2004.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (“Compensation Committee”) of the Board of Directors is comprised of three directors who are not officers or employees of the Company.  During most of the fiscal year ended December 31, 2004, the duties of the Compensation Committee were effectively carried out by the entire Board, as a result of the resignations of two Board members who had served on the Compensation Committee prior to their respective resignations.  In this regard for 2004, the full Board was responsible for establishing and administering the policies that govern the compensation of executive officers, including the Named Executive Officers.  Effective September 10, 2004, the Compensation Committee was re-formed, being comprised of Mr. Odman, Mr. Murphy and Mr. Liemandt. The Committee’s charter can be reviewed at the Company’s website under the Corporate Governance section:  http://www.aisc.com  The Compensation Committee has furnished the following report on executive compensation.

The Compensation Committee reviews and administers the Company’s various compensation plans, including the base compensation levels of Executive Officers, the Company’s bonus plan and the Company’s stock incentive plans.

General Compensation Policy. The Compensation Committee’s fundamental compensation policy is to make a substantial portion of an executive’s total potential compensation contingent upon the financial performance of the Company. Accordingly, in addition to each executive’s base salary, the Company offers the opportunity for an annual cash bonus, which is tied to the Company’s achievement of financial performance goals, and stock option awards to provide incentives to the executive officers through an equity interest in the Company. The Compensation Committee believes that the stockholders benefit by aligning the long-term interests of stockholders and executive employees.

Base Salary. For the fiscal year 2004, the full Board reviewed the recommendations of the Chief Executive Officer as to proposed base salaries for all executives reporting to the Chief Executive Officer, as well as the proposed base salary for the Chief Executive Officer himself. Increases in base salaries generally reflect increased responsibilities over the prior fiscal year and/or strong individual performance in the prior fiscal year, or adjustments to changes in market conditions to help assure retention.

The full Board performed an annual review of the base salary of each of the executive officers with reference to the executive’s performance, level of responsibility and experience to determine whether the current base salary is appropriate and competitive. The full Board evaluated the reasonableness of the base salary based upon the median salary range paid to executive officers with comparable duties at companies of similar size in the same geographic area in the computer technology industry. No specific quantitative weight was given to any particular performance measurement.

Cash Bonuses. The Company’s Board approved and implemented a senior management quarterly bonus plan for fiscal 2004. The plan was designed to provide an incentive to certain designated senior managers to maximize stockholder value by achieving targeted levels of revenue and operating profit. Participants in the plan included all executive officers of the Company and certain other key senior managers.

Pursuant to the terms of the plan, the criterion for earning a bonus was based on the Company’s revenue and operating profit for fiscal 2004 being equal to or greater than 80% of the revenue and operating profit set forth in the Company’s annual operating plan (“AOP”) as approved by the Company’s Board, with specific quarterly goals established and incorporated into the plan.

Stock Option Awards. The Company has granted stock options under its various stock option plans at prices equal to the fair market value of the Company’s Common Stock at the date of grant. Grants to executive officers are based on their responsibilities and relative positions in the Company and are considered an integral component of total compensation. The Compensation Committee and the Board believe the granting of options to be beneficial to stockholders, because it increases management’s incentive to enhance stockholder value. Grants are proposed by the Chief Executive Officer and reviewed by the Compensation Committee based on the individual’s overall performance. The Compensation Committee believes that stock option grants can serve as an important incentive in retaining and motivating key employees of the Company.  The individual grants of stock options made by the Company during the year ended December 31, 2004, as approved by the full Board, to each of the Named Executive Officers are provided above in the discussion under “Compensation Executive Officers and Other Information, Summary of Option Grants,” in the table identified as “Individual Grants.”

Chief Executive Officer Compensation. The base salary of the Chief Executive Officer, Patrick Ternier, was recommended and approved by the full Board. The Board reviewed the salaries of comparable executive officers at companies of similar size and in the same geographic area as the Company and in the software industry. The policy of the Board and the Compensation Committee is to have a substantial portion of the Chief Executive Officer’s total compensation based on the Company’s financial performance.  As such, Mr. Ternier’s annual base salary was set at $275,000, with a potential bonus of $200,000 based on the fiscal 2004 AOP.

Policy Regarding Deductibility of Compensation. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) provides that for federal income tax purposes, the otherwise allowable deduction for compensation paid or accrued to a covered employee of a publicly held corporation is limited to no more than $1 million per year. Section 162(m) does not presently affect the Company because, for the fiscal year ended December 31, 2003, no executive officer’s compensation exceeded $1 million, and the Company does not believe that the compensation of any executive officer will exceed $1 million for the 2004 fiscal year. Options granted under the Company’s Stock Incentive Plans would be considered performance-based compensation. As performance-based compensation, compensation attributable to options granted under the Plan and awarded to covered employees will not be subject to the compensation deduction limitations of Section 162(m).

COMPENSATION COMMITTEE

Olof Odman
Mike Murphy
Joseph Liemandt

* * *

EMPLOYMENT AGREEMENTS AND TERMINATION, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

We have an employment agreement with Patrick Ternier, President and Chief Executive Officer.  Mr. Ternier is entitled to receive a targeted annual base salary (as of July 27, 2005, the date of the Annual Meeting - $275,000 per year) and is eligible for a targeted bonus of $200,000, subject to the achievement of certain annual performance criteria set by the Compensation Committee (applicable to fiscal year ending December 31, 2005).  In addition, Mr. Ternier is entitled to receive an annual car allowance of up to $18,000.  If the agreement is terminated for cause, Mr. Ternier is entitled only to receive that portion of his base salary owed through the date of termination.  If events that constitute a change in control of the Company occur, or if the agreement is terminated without cause, Mr. Ternier would be entitled, (i) to receive payment continuation of his base salary for a twelve month period, and (ii) to receive any incentive bonus payment earned but not yet paid as of the termination date. In addition, all options granted which have not vested at the date of termination would immediately vest. The agreement also contains certain restrictions on competition.  Additionally, the Company has granted Mr. Ternier in his first year of employment as President and Chief Executive Officer an Initial Grant of 250,000 stock options to purchase shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the grant date.  One third of the Initial Grant of options vest on the grant date and the balance vest in equal increments on the first two successive anniversaries of the grant date.  Commencing in Mr. Ternier’s second year of employment as President and Chief Executive Officer, he is eligible to receive additional option grants (which may have a different vesting schedule), based on meeting certain annual performance criteria as recommended by the Compensation Committee and approved by the Board.

We have an employment agreement with Mr. Stefanovich, Executive Vice President and Chief Financial Officer. Mr. Stefanovich is entitled to receive an annual base salary (as of July 27, 2005, the date of the Annual Meeting - $200,000 per year) and is eligible for a bonus of $70,000, subject to the achievement of certain annual performance criteria set by the Compensation Committee (applicable to fiscal year ending December 31, 2005). In addition, Mr. Stefanovich is entitled to receive an annual car allowance of up to $15,000. If the agreement is terminated for cause, Mr. Stefanovich is entitled only to receive that portion of his base salary owed through the date of termination.  If events that constitute a change in control of the Company occur, or if the agreement is terminated without cause, Mr. Stefanovich would be entitled, (i) to receive payment continuation of his base salary for a twelve month period, (ii) to receive a continuation of Company provided medical benefits at the same level he was receiving prior to termination for the same twelve month period, and (iii) to receive any incentive bonus payment earned but not paid as of the termination date pro-rated for the quarter in which any such termination would take effect based on the termination date. In addition, all options granted which have not vested at the date of termination would immediately vest. The agreement also contains certain restrictions on competition.  Additionally, the Company in its sole discretion may grant to Mr. Stefanovich stock options to purchase shares of Common Stock, consistent with the policy pertaining to executive officers as described in the above Compensation Committee Report.

We have an employment agreement with Mr. Savoni, Senior Vice President, General Counsel and Secretary. Mr. Savoni is entitled to receive an annual base salary (as of July 27, 2005, the date of the Annual Meeting - $164,300 per year) and is eligible for an annual bonus of $45,000, subject to the achievement of certain annual performance criteria set by the Compensation Committee (applicable to fiscal year ending December 31, 2005). If the agreement is terminated for cause, Mr. Savoni is entitled only to receive that portion of his base salary owed through the date of termination. If events that constitute a change in control of the Company occur, or if the agreement is terminated without cause, Mr. Savoni would be entitled, (i) to a lump sum payment equivalent to his base salary for a nine month period, and (ii) to receive any incentive bonus payment earned but not paid as of the termination date pro-rated for the quarter in which any such termination would take effect based on the termination date. In addition, all options granted which have not vested at the date of termination would immediately vest. The agreement also contains certain restrictions on competition.  Additionally, the Company in its sole discretion may grant to Mr. Savoni stock options to purchase shares of Common Stock, consistent with the policy pertaining to executive officers as described in the above Compensation Committee Report.

Mr. Rusert resigned both as director and as Chief Executive Officer and President of the Company effective upon the close of business on January 16, 2004.  Effective January 22, 2004, Mr. Rusert and the Company executed a Separation Agreement and Mutual Release, pursuant to which the Company : (i) provided Mr. Rusert with severance payments extending over twelve months, for a total of $275,000; and (ii) paid on Mr. Rusert’s behalf his automobile lease payments for fifteen months, for a total of $19,000.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company is composed of three directors who are not officers or employees of the Company and operates under a written charter adopted by the Board of Directors on March 16, 2000.  During the fiscal year ended December 31, 2004, from February 24th through November 30th, the Audit Committee was comprised of Mr. Odman (Chairman), Mr. Murphy and Mr. Pere.  Effective December 1, 2004, Mr. Cairns assumed the role of Chairman of the Committee, replacing Mr. Pere on the Committee.  Messrs. Odman and Murphy remain on the Committee.  All of the current members of the Audit Committee are “independent” as defined in NASDAQ Marketplace Rule 4200(A)(15). In addition, Mr. Cairns also qualifies as being a “financial expert” for purposes of serving on the Audit Committee as defined in NASDAQ Marketplace Rule 4200(d)(2)(A).The Committee’s charter can be viewed at the Company’s website under the Corporate Governance section:  http://www.aisc.com

Artemis management (“Management”) is responsible for the Company’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent accountants, Squar Milner, Reehl & Williamson LLP (“Squar Milner”), are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities and recommending them to the Board of Directors.

The Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for us by our independent auditor as outlined in the Audit Committee charter. Prior to engagement of the independent auditor for each year’s audit, management or the independent auditor submits to the Audit Committee for approval an aggregate request of services expected to be rendered during that year, which the Audit Committee pre-approves. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.  The Audit Committee does not delegate to management its responsibility to pre-approve services performed by the independent auditor.

The Audit Committee held seven meetings during fiscal year 2004.  The Audit Committee reviewed Squar Milner’s audit scope, audit plans and identification of audit risks. The interim financial information contained in each quarterly financial report was reviewed by the Audit Committee and discussed with Management and Squar Milner prior to release.

The Audit Committee also reviewed and discussed the Company’s consolidated financial statements for the year ended December 31, 2004, with Management and Squar Milner. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with Squar Milner those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

The Audit Committee also received and reviewed the written disclosures and the letter from Squar Milner required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with Squar Milner their independence.

Based on the reviews and discussions referred to above, Management recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 30, 2005.

AUDIT COMMITTEE REPORT

David Cairns
Olof Odman

Mike Murphy

* * *

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such Report by reference in any such document.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected the firm of Squar, Milner, Reehl & Williamson, LLP (“Squar Milner”), independent certified public accountants, to continue to serve as auditors for the year ending December 31, 2005.  Squar Milner was first engaged to serve as the Company’s independent accountants on January 28, 2003.  Squar Milner is registered with the Public Company Accounting Oversight Board (United States), which was established pursuant to the Sarbanes-Oxley Act of 2002.  Stockholder ratification of the Company’s independent public accountants is not required under Delaware law or under the Company’s Amended and Restated Certificate of Incorporation or its Amended and Restated By-Laws.  If the stockholders do not ratify the selection of Squar Milner as the Company’s independent public accountants for the year ending December 31, 2005, the Board of Directors will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select new independent public accountants for the current year or whether to wait until the completion of the audit for the current year before changing independent public accountants.

During the fiscal year ended December 31, 2004, there were no disagreements between the Company and Squar Milner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which any such disagreements, if not resolved to Squar Milner’s satisfaction, would have caused Squar Milner to make reference to the subject matter of the disagreement in connection with their audit report.  A representative of Squar Milner will be available at the Annual Meeting and will have the opportunity to make a statement and/or respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFYING THE SELECTION OF SQUAR MILNER AS THE COMPANY’S INDEPENDENT ACCOUNTANTS.  UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR RATIFYING THE SELECTION OF SQUAR MILNER AS THE COMPANY’S INDEPENDENT ACCOUNTANTS.

PRINCIPAL ACCOUNTANTS’ FEES AND SERVICES

The following table presents fees for professional services rendered by Squar, Milner, Reehl & Williamson LLP (“Squar Milner”) for the annual audit of our consolidated financial statements as of and for the years ended December 31, 2004 and 2003 and fees billed for other services rendered by Squar Milner during such periods:

	For the years ended December 31,
	2004	2003
	(in thousands)
Audit fees	$330	$566
Audit related fees	96	—
Tax fees	50	46
All other fees	14	1

Total fees	$489	$613

Audit fees include all billings and out-of-pocket expenses related to the annual audit, quarterly and annual work related to the review of Forms 10Q, 10K and other SEC filings and the 401K audit.  All amounts for 2004 listed in the table above are based on agreed upon fees and expenses. All amounts for 2003 listed in the table above are based on the actual fees and expenses incurred.  Audit related expenses for 2004 relate to the fees incurred in the review of the S-1 filings.  Audit fees incurred in 2003 include $260,000 for the 2001 re-audit preformed by Squar Milner.

The tax fees relate to the preparation of the Company’s federal and state income tax returns.  All other fees relate to special projects.

The Audit Committee has determined that the provision of services other than audit services to us is compatible with Squar Milner maintaining its independence from us.

COMPANY STOCK PRICE PERFORMANCE

The following performance graph assumes an investment of $100 on April 7, 2000, and compares the change to December 31, 2004, in the market prices of the Company’s common stock with the change in a broad market index (NASDAQ Stock Market – U.S.) and an industry index (S & P Application Software Index). The Company paid a cash dividend of $140,000 during the nine months ended December 31, 2000 and no dividends thereafter.  The performance of the indices is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated, and do not reflect fluctuations between those dates.

COMPARISON OF 5 YEARS CUMULATIVE TOTAL RETURN
AMONG ARTEMIS INTERNATIONAL SOLUTIONS CORP., THE
NASDAQ STOCK MARKET (U.S.) INDEX AND THE S & P
APPLICATION SOFTWARE INDEX

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fourth quarter of 2003, the Company engaged Bengt-Ake Algevik to perform certain business consultancy functions for which he received consideration, including travel and other expenses, of approximately $200,000. Mr. Algevik completed his assignment in May 2004 and was appointed a director of the Company effective June 16, 2004.

At December 31, 2004 and 2003, the Company had no receivables due from Proha, which, factoring in the common stock conversion rights of the holders of the Series A Preferred Stock arising from the Preferred Series A Financing transaction as described above, owns approximately 56% of the Company’s outstanding common stock, post conversion of the Series A Preferred Stock.  At December 31, $2004, 2003 and 2002, the Company had other payables to Proha of $0.3 million, $0.2 million and $0.1 million, respectively.

On March 1, 2004, the Company’s wholly-owned subsidiary in Finland, Artemis Finland Oy (“Artemis Finland”), entered into a loan agreement with a financial institution in the amount of approximately $3.1 million. The loan was originally due on March 1, 2006 and accrues interest at 0.5 percentage points above the 3-month Euribor rate per annum, which is payable on a quarterly basis. The loan was secured by cash collateral provided by Proha equal to the loan amount and a security interest in all of Artemis Finland’s property and assets. Artemis and Proha executed a letter of commitment, whereby Proha agreed to provide the Company sufficient advance notice of its intent to demand the return of its collateral from the financial institution to give the Company a minimum of 90 days to provide additional collateral, if necessary, or repay the loan. On October 11, 2004, the Company received a notification from Proha declaring its intent to demand the return of the $3.1 million provided to the financial institution as collateral. Under this notification, the Company was required to repay the loan by January 10, 2005. On January 11, 2005, Artemis Finland and Proha informed the financial institution to use the cash collateral provided by Proha as the method by which Artemis Finland shall be deemed to have pre-paid the loan in full. Contemporaneously, Artemis Finland entered into a Payment Schedule Agreement (“Payment Agreement”) with Proha, whereby Proha effectively replaced the financial institution as the creditor and Artemis Finland agreed to pay Proha 2.5 million Euros in three installments (1.25 million Euros by January 17, 2005, 625,000 Euros by February 27, 2005 and 625,000 Euros by March 31, 2005).  The Company paid the three installments on their respective due dates pursuant to the Payment Agreement.

There are several related party agreements in place between Artemis Finland and Proha or its subsidiaries and investees as further described below:

•      During 2002, Artemis Finland incurred $309,000 in fees for certain business consulting, legal and accounting services provided by Proha.

•      Additionally, Artemis Finland shares office space with Proha, for which Proha charges Artemis Finland a share of its office-related costs (“Office Allocation Charge”), such as rent, utilities, telecommunication costs, office maintenance and certain other business costs based on headcount. The Office Allocation Charge was $431,000, $341,000, and $290,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

•      Accountor Oy, a provider of accounting and payroll services, which was owned by Proha (80.1%) and Artemis (19.9%) through November 2002 until its sale to an unrelated party, is providing certain bookkeeping, payroll and reporting services (“Service Charge”) to Artemis Finland.  The Service Charge was $0, $80,000 and $82,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

•      Intellisoft Oy, an application service provider, which is owned by Proha (80.1%) and Artemis (19.9%), is providing certain application hosting and other services to Artemis Finland and its customers (“ASP Services Fee”). The ASP Services Fee was $116,000, $254,000 and $354,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

•      Datamar Oy, a subsidiary of Proha (90%), is providing certain project management and programming services to Artemis Finland (“Management Programming Fee”). The Management Programming Fee charged to Artemis Finland was $173,000, $229,000 and $340,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

•      Tesnet Group Oy (formerly Intellitest International Oy), a company partially owned by Proha (35%), provides certain software testing services to Artemis Finland (“Testing Services”).  These Testing Services were $175,000, $225,000 and $219,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

•      Artemis Finland is a distributor of software products provided by Safran Software Solutions AS (“Safran”), a Norwegian company wholly owned by Proha. The royalty paid by Artemis Finland to Safran was $29,000, $47,000, and $129,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

•      Artemis Finland has provided certain software development services to ProCountor International Oy (“ProCountor”), a company majority owned by Proha (63%).  Artemis Finland has charged $0, $0 and $17,000 to ProCountor for such software development services for the years ended December 31, 2004, 2003 and 2002, respectively.  ProCountor has provided certain software development services to Artemis Finland and charged a fee for use of a web-based travel and expense claims program of $20,000, $11,000 and $0 for the years ended December 31, 2004, 2003 and 2002, respectively.

•      Artemis Finland cooperated with Futura One Oy, a company majority owned by Proha (51%). Artemis Finland has charged $0, $0 and $17,000 to Futura One for software development services for the years ended December 31, 2004, 2003 and 2002, respectively.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SEC, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, ARTEMIS INTERNATIONAL SOLUTIONS, 4041 MACARTHUR BOULEVARD, SUITE 401, NEWPORT BEACH, CALIFORNIA 92660.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Stockholders who may wish to present proposals for inclusion in the Company’s proxy materials in connection with the 2006 Annual Meeting of Stockholders must submit such proposals in writing to the Secretary at the address shown at the top of page one. To be properly considered at the 2006 Annual Meeting of Stockholders, notice of any stockholder proposals must be given to the Company’s Secretary in writing not less than 90 nor more than 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for its last annual meeting of stockholders.  A stockholder’s notice to the Secretary must set forth for each matter proposed to be brought before the 2006 Annual Meeting: (a) a brief description of the matter the stockholder proposes to bring before the Annual Meeting and the reason for addressing the matter at the Annual Meeting; (b) the name and home address of the stockholder proposing such business; (c) the class and number of shares of Common Stock beneficially owned by such stockholder; and (d) any material interest of such stockholder in such business.

By Order of the Board of Directors

Patrick Ternier

President & Chief Executive Officer

Newport Beach, California

June 20, 2005

☐

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

4041 MACARTHUR BOULEVARD

SUITE 401

NEWPORT BEACH, CALIFORNIA 92660

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

TO BE HELD ON JULY 27, 2005.

The undersigned hereby appoints Robert Stefanovich and Charles Savoni, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Artemis International Solutions Corporation (the “Company”) to be held at the Company’s corporate headquarters located at 4041 MacArthur Boulevard, Suite 401, Newport Beach, CA 92660, on July 27, 2005, at 10:00 a.m. local time, and at any and all adjournments thereof, and to vote all Common Stock of the Company, as designated on the reverse side of this proxy card, with all the powers the undersigned would possess if personally present at the meeting.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

July 27, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

The Board of Directors recommends a vote “For All Nominees” regarding Proposal 1, “Election of Directors,” as well as a vote “For” regarding Proposal 2, “Ratification of Selection of Independent Accounts.”

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:			2.	RATIFICATION OF SELECTION OF	FOR ☐	AGAINST ☐	ABSTAIN ☐
INDEPENDENT ACCOUNTANTS
☐	FOR ALL NOMINEES	NOMINEES:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” AS LISTED IN PROPOSAL 1, AND “FOR” THE “RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS” IN PROPOSAL 2. THIS PROXY CONFERS AUTHORITY FOR THE PERSONS NAMED ON THE REVERSE SIDE, OR ANY ONE OF THEM, TO VOTE IN HIS OR HER DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE 2005 ANNUAL MEETING.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Pekka Pere - Class II
Olof Odman - Class II
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Bengt-Ake Algevik - Class II

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder		Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing either as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.